                                                                  EXHIBIT 10.3

================================================================================


                                CREDIT AGREEMENT



                           DATED AS OF APRIL 30, 1997



                                      AMONG



                              WOLVERINE TUBE, INC.
                                       AND
                          WOLVERINE TUBE (CANADA) INC.,
                                AS THE BORROWERS,



                           THE LENDERS LISTED HEREIN,
                                 AS THE LENDERS,


                                       AND


                           CREDIT SUISSE FIRST BOSTON,
                           AS THE ADMINISTRATIVE AGENT


                                       AND


                                MELLON BANK, N.A.
                           AS THE DOCUMENTATION AGENT



================================================================================

                              WOLVERINE TUBE, INC.
                          WOLVERINE TUBE (CANADA) INC.

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----

                                   SECTION 1.
                                  DEFINITIONS..................................         1
  1.1      Certain Defined Terms ..............................................         1
  1.2      Accounting Terms; Utilization of GAAP for Purposes
           of Calculations Under Agreement ....................................        27
  1.3      Other Definitional Provisions and Rules of Construction ............        27

                                   SECTION 2.
           AMOUNTS AND TERMS OF COMMITMENTS AND LOANS .........................        27
  2.1      Commitments; Making of Loans; the Register; Notes ..................        27
  2.2      Interest on the Loans ..............................................        38
  2.3      Fees ...............................................................        42
  2.4      Prepayments and Reductions in Commitments; General
           Provisions Regarding Payments ......................................        42
  2.5      Use of Proceeds ....................................................        48
  2.6      Special Provisions Governing Eurodollar Rate
           Loans ..............................................................        48
  2.7      Increased Costs; Taxes; Capital Adequacy ...........................        51
  2.8      Obligation of the Lenders and the Issuing Lenders to Mitigate ......        55
  2.9      Replacement of Lender ..............................................        56

                                   SECTION 3.
                               LETTERS OF CREDIT ..............................        57
  3.1      Issuance of Letters of Credit and the Lenders'
           Purchase of Participations Therein .................................        57
  3.2      Letter of Credit Fees ..............................................        59
  3.3      Drawings and Reimbursement of Amounts Paid Under
           Letters of Credit ..................................................        60
  3.4      Obligations Absolute ...............................................        63
  3.5      Indemnification; Nature of the Issuing Lenders'
           Duties .............................................................        64
  3.6      Increased Costs and Taxes Relating to Letters of
           Credit .............................................................        65

                                   SECTION 4.
             CONDITIONS TO LOANS AND LETTERS OF CREDIT ........................        66
  4.1      Conditions to Initial Loans ........................................        66
  4.2      Conditions to All Loans ............................................        69
  4.3      Conditions to Letters of Credit ....................................        69

                                      (i)

                                                                                       Page
                                                                                       ----


                                   SECTION 5.
           THE BORROWERS' REPRESENTATIONS AND WARRANTIES ......................        70
  5.1      Organization, Powers, Qualification, Good Standing,
           Business and Subsidiaries ..........................................        70
  5.2      Authorization of Borrowing, etc ....................................        71
  5.3      Financial Condition ................................................        72
  5.4      No Material Adverse Change; No Restricted Junior Payments ..........        72
  5.5      Title to Properties; Liens .........................................        73
  5.6      Litigation; Adverse Facts ..........................................        73
  5.7      Payment of Taxes ...................................................        73
  5.8      Performance of Agreements; Materially Adverse
           Agreements; Material Contracts .....................................        74
  5.9      Governmental Regulation ............................................        74
  5.10     Securities Activities ..............................................        74
  5.11     Employee Benefit Plans .............................................        74
  5.12     Certain Fees .......................................................        75
  5.13     Environmental Protection ...........................................        75
  5.14     Employee Matters ...................................................        76
  5.15     Solvency ...........................................................        76
  5.16     Disclosure .........................................................        76

                                   SECTION 6.
           THE BORROWERS' AFFIRMATIVE COVENANTS ...............................        77
  6.1      Financial Statements and Other Reports .............................        77
  6.2      Corporate Existence, etc ...........................................        81
  6.3      Payment of Taxes and Claims; Tax Consolidation .....................        82
  6.4      Maintenance of Properties; Insurance ...............................        82
  6.5      Inspection Rights; Lender Meeting ..................................        82
  6.6      Compliance with Laws, etc ..........................................        83
  6.7      Environmental Review and Investigation, Disclosure, Etc.;
           Loan Parties' Actions Regarding Hazardous Materials Activities,
           Environmental Claims and Violations of Environmental Laws ..........        83
  6.8      Execution of Subsidiary Guaranty by Certain Subsidiaries
           and Future Subsidiaries.............................................        84

                                   SECTION 7.
                    THE BORROWERS' NEGATIVE COVENANTS .........................        84
  7.1      Indebtedness .......................................................        85
  7.2      Liens and Related Matters ..........................................        86
  7.3      Investments; Joint Ventures ........................................        87
  7.4      Contingent Obligations .............................................        88
  7.5      Restricted Junior Payments .........................................        89
  7.6      Financial Covenants ................................................        89


                                      (ii)

                                                                                       Page
                                                                                       ----



  7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions ...        90
  7.8      Amendments of Documents Relating to Subordinated
           Indebtedness .......................................................        92
  7.9      Fiscal Year ........................................................        92
  7.10     Sales and Lease-Backs ..............................................        92
  7.11     Sale or Discount of Receivables ....................................        93
  7.12     Transactions with Shareholders and Affiliates ......................        93
  7.13     Disposal of Subsidiary Stock .......................................        93
  7.14     Conduct of Business ................................................        93

                                   SECTION 8.
                               EVENTS OF DEFAULT ..............................        94
  8.1      Failure to Make Payments When Due ..................................        94
  8.2      Default in Other Agreements ........................................        94
  8.3      Breach of Certain Covenants ........................................        94
  8.4      Breach of Warranty .................................................        94
  8.5      Other Defaults Under Loan Documents ................................        95
  8.6      Involuntary Bankruptcy; Appointment of Receiver, etc ...............        95
  8.7      Voluntary Bankruptcy; Appointment of Receiver, etc .................        95
  8.8      Judgments and Attachments ..........................................        96
  8.9      Dissolution ........................................................        96
  8.10     Employee Benefit Plans .............................................        96
  8.11     Material Adverse Effect ............................................        96
  8.12     Change in Control ..................................................        96
  8.13     Invalidity of Guaranties ...........................................        97

                                   SECTION 9.
                           THE ADMINISTRATIVE AGENT ...........................        98
  9.1      Appointment ........................................................        98
  9.2      Powers and Duties; General Immunity ................................        98
  9.3      Representations and Warranties; No Responsibility
           For Appraisal of Creditworthiness...................................       100
  9.4      Right to Indemnity .................................................       100
  9.5      Successor Administrative Agent,
           Swing Line Lender and Canadian Lender...............................       101
  9.6      Guaranties .........................................................       102

                                   SECTION 10.
                                  MISCELLANEOUS................................       102
 10.1      Assignments and Participations in Loans and Letters of Credit ......       102
 10.2      Expenses ...........................................................       105
 10.3      Indemnity ..........................................................       106
 10.4      Set-Off ............................................................       107
 10.5      Ratable Sharing ....................................................       107



                                     (iii)

                                                                                      Page
                                                                                      ----


 10.6      Amendments and Waivers .............................................       108
 10.7      Independence of Covenants ..........................................       109
 10.8      Notices ............................................................       109
 10.9      Survival of Representations, Warranties and Agreements .............       110
 10.10     Failure or Indulgence Not Waiver; Remedies Cumulative ..............       110
 10.11     Marshalling; Payments Set Aside ....................................       110
 10.12     Severability .......................................................       110
 10.13     Obligations Several; Independent Nature of the Lenders' Rights .....       111
 10.14     Headings ...........................................................       111
 10.15     Applicable Law .....................................................       111
 10.16     Successors and Assigns .............................................       111
 10.17     Consent to Jurisdiction and Service of Process .....................       111
 10.18     Waiver of Jury Trial ...............................................       112
 10.19     Confidentiality ....................................................       113
 10.20     Counterparts; Effectiveness ........................................       113

 Signature pages                                                                      S-1













                                      (iv)

                                    EXHIBITS


I        FORM OF NOTICE OF BORROWING
II       FORM OF NOTICE OF CONVERSION/CONTINUATION
III      FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A     FORM OF REVOLVING NOTE
IV-B     FORM OF CANADIAN NOTE
V        FORM OF SWING LINE NOTE
VI       FORM OF COMPLIANCE CERTIFICATE
VII-A    FORM OF OPINION OF JONES, DAY, REAVIS & POGUE
VII-B    FORM OF OPINION OF MCKENZIE NASH BRYANT
VIII     FORM OF OPINION OF O'MELVENY & MYERS LLP
IX       FORM OF ASSIGNMENT AGREEMENT
X        FORM OF CERTIFICATE RE NON-BANK STATUS
XI       FORM OF COMPANY GUARANTY
XII      FORM OF SUBSIDIARY GUARANTY


















                                      (v)

                                    SCHEDULES


1.1      EXISTING LETTERS OF CREDIT
2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1J     CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT
5.1      SUBSIDIARIES OF BORROWERS
5.6      LITIGATION
5.8      MATERIAL CONTRACTS
5.11     CERTAIN EMPLOYEE BENEFIT PLANS
5.13     ENVIRONMENTAL MATTERS
7.1      CERTAIN EXISTING INDEBTEDNESS
7.2      CERTAIN EXISTING LIENS
7.3      CERTAIN EXISTING INVESTMENTS
7.4      CERTAIN EXISTING CONTINGENT OBLIGATIONS























                                      (vi)

                              WOLVERINE TUBE, INC.
                          WOLVERINE TUBE (CANADA) INC.

                                CREDIT AGREEMENT



       This CREDIT AGREEMENT is dated as of April 30, 1997 and entered into by and among WOLVERINE TUBE, INC., a Delaware corporation (the "COMPANY"), WOLVERINE TUBE (CANADA) INC., an Ontario corporation ("WOLVERINE CANADA"; the Company and Wolverine Canada are each a "BORROWER" and collectively, the "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as the "LENDERS"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and MELLON BANK, N.A., as the documentation agent (in such capacity the "DOCUMENTATION AGENT").


                                    RECITALS

       WHEREAS, the Borrowers desire that the Lenders extend certain credit facilities to the Borrowers to be used (i) to repay and terminate the Existing Debt, (ii) to fund the Company's Tender Offer (capitalized terms used in these recitals without definition shall have the respective meanings assigned in subsection 1.1), (iii) for working capital financing and (iv) for other general corporate purposes:

       WHEREAS, the Company has agreed to guarantee the Obligations of Wolverine Canada hereunder and under the other Loan Documents; and

       WHEREAS, the Subsidiary Guarantors have agreed to guarantee the Obligations of the Borrowers hereunder and under the other Loan Documents;

       NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, the Lenders and the Administrative Agent agree as follows:


                                   SECTION 1.
                                   DEFINITIONS

1.1  CERTAIN DEFINED TERMS.

       The following terms used in this Agreement shall have the following meanings:

              "ADJUSTED EURODOLLAR RATE" means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula:

               Eurodollar Base Rate
               ---------------------------------------
               1.00 - Eurocurrency Reserve Requirements


              "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

              "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

              "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

              "AGGREGATE NET PROCEEDS" means the sum of (i) Net Asset Sale Proceeds plus (ii) Net Insurance/Condemnation Proceeds plus (iii) Net Securities Proceeds minus (iv) the aggregate amount of Net Insurance/Condemnation Proceeds actually used in accordance with the provisions of subsection 2.4A(iii)(b) to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received minus (v) the aggregate amount of Net Securities Proceeds applied to effect Permitted Acquisitions in accordance with the provisions of subsection 2.4A(iii)(c), in each case measured on a cumulative basis from the Closing Date.

              "AGREEMENT" means this Credit Agreement dated as of April 30, 1997, as it may be amended, supplemented or otherwise modified from time to time.

              "APPLICABLE LEVEL" means, as of any date, the applicable level determined with reference to the Company's Debt Rating by S&P and Moody's and the Leverage Ratio Amount pursuant to the table set forth below:

=====================================================================================================================
     APPLICABLE       DEBT RATING                       DEBT RATING                       LEVERAGE
       LEVEL            BY S&P                          BY MOODY'S                      RATIO AMOUNT
=====================================================================================================================
       I           greater than or                   greater than or                   less than 1.0
                   equal to A-                       equal to A3
---------------------------------------------------------------------------------------------------------------------
       II          greater than or                   greater than or                   greater than or
                   equal to BBB but                  equal to Baa2 but                 equal to 1.0
                   less than A-                      less than A3                      but less than
                                                                                       1.5
---------------------------------------------------------------------------------------------------------------------
       III         greater than or                   greater than or                   greater than or
                   equal to BBB- but                 equal to Baa3 but                 equal to 1.5
                   less than BBB                     less than Baa2                    but less than
                                                                                       2.0
---------------------------------------------------------------------------------------------------------------------
       IV          greater than or                   greater than or                   greater than or
                   equal to BB but                   equal to Ba2 but                  equal to 2.0
                   less than BBB-                    less than Baa3                    but less than
                                                                                       2.5
---------------------------------------------------------------------------------------------------------------------
       V           less than or equal                less than or equal                greater than or
                   to BB-                            to Ba3                            equal to 2.5
=====================================================================================================================

       ; provided that (i) if a Debt Rating by either S&P or Moody's is in effect, the Debt Rating shall determine the Applicable Level and the Leverage Ratio Amount shall not apply and (ii) if neither a Debt Rating from S&P nor a Debt Rating from Moody's is in effect, (a) the Applicable Level shall be Level III at all times during the first six months after the Closing Date and (b) at all times thereafter, the Leverage Ratio Amount shall determine the Applicable Level (provided that if the Borrowers fail to deliver the financial statements required pursuant to subsection 6.1(i) by the applicable date set forth in such subsection, the Applicable Level shall be Level V until such financial statements are delivered); provided further, that if the Debt Ratings assigned by S&P and Moody's result in different levels, the higher level (it being understood and agreed that Level I shall be the highest Applicable Level and Level V the lowest) shall be the Applicable Level unless one of the levels is two or more levels lower than the other level, in which case the level immediately above the lower level shall be the Applicable Level.

              "APPLICABLE MARGIN" means, as of any date and with respect to any Applicable Level, the corresponding percentage set forth below:

               ====================================================
                    APPLICABLE              APPLICABLE
                       LEVEL                  MARGIN
               ====================================================
                        I                     .250%
               ----------------------------------------------------
                        II                    .375%
               ----------------------------------------------------
                        III                   .500%
               ----------------------------------------------------
                        IV                    .650%
               ----------------------------------------------------
                        V                     .875%
               ====================================================

              "ASSET SALE" means the sale by either Borrower or any of their respective Subsidiaries to any Person other than the Borrowers or any of their respective wholly-owned Subsidiaries of (i) any of the stock of any of the Borrowers' Subsidiaries, (ii) substantially all of the assets of any division or line of business of either Borrower or any of their respective Subsidiaries, or (iii) any other assets (whether tangible or intangible) of either Borrower or any of their respective Subsidiaries (other than inventory or used equipment sold in the ordinary course of business).

              "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit IX annexed hereto.

              "ATTRIBUTABLE INDEBTEDNESS" means, when used with respect to any sale and lease-back transactions with respect to which the subject lease is not accounted for as a capital lease, as of any date of determination, the greater of (i) the gross purchase price for the property subject to such transaction and (ii) the present value (discounted at 10% per annum, compounded on a monthly basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended), as each such amount shall be reasonably determined by the Company and certified to the Administrative Agent in an Officer's Certificate of the Company.

              "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

              "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

              "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

              "BORROWER" and "BORROWERS" have the meanings assigned to those terms in the introduction to this Agreement.

              "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the City of New York or is a day on which banking institutions located in such city are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

              "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

              "CANADIAN DOLLARS" means the freely transferable money of the country of Canada (expressed in dollars).

              "CANADIAN LENDER" means The Bank of Nova Scotia, or any Person serving as a successor Canadian Lender hereunder.

              "CANADIAN LOAN COMMITMENT" means the commitment of the Canadian Lender to make Canadian Loans pursuant to subsection 2.1A(iii).

              "CANADIAN LOANS" means the Loans the Canadian Lender has agreed to make pursuant to subsection 2.1A(iii).

              "CANADIAN NOTE" means (i) the promissory note of Wolverine Canada issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory note issued by Wolverine Canada to any successor Canadian Lender pursuant to the last sentence of subsection 9.5C, in each case substantially in the form of Exhibit IV-B annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

              "CANADIAN RATE" means the rate agreed to by The Bank of Nova Scotia and the Company.

              "CASH" means money, currency or an available credit balance in a Deposit Account.

              "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

              "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit X annexed hereto delivered by a Lender to the Administrative Agent pursuant to subsection 2.7B(iii).

              "CLOSING DATE" means the date on or before May 31, 1997, on which the initial Loans or other extension of credit is made.

              "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by any Borrower or any of its respective Subsidiaries in the ordinary course of business of such Borrower or such Subsidiary.

              "COMMITMENTS" means, collectively, the Revolving Loan Commitments of Lenders, the Swing Line Loan Commitment of the Swing Line Lender and the Canadian Loan Commitment of the Canadian Lender.

              "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

              "COMPANY COMMON STOCK" means the common stock of the Company, par value $0.01 per share.

              "COMPANY GUARANTY" means the Company Guaranty executed and delivered by the Company on the Closing Date, substantially in the form of Exhibit XI annexed hereto, as such Company Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

              "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to the Administrative Agent and the Lenders by the Borrowers pursuant to subsection 6.1(iii).

              "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

              "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by the Company and its Subsidiaries during that period (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of the Company and its Subsidiaries in conformity with GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of any Borrower.

              "CONSOLIDATED CASH FLOW" means, for any period, an amount (if positive) equal to the amount of Consolidated Adjusted EBITDA for such period minus the amount of Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) for such period.

              "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes paid in cash, (iii) provisions for dividends paid in cash, and (iv) scheduled principal amortization, all of the foregoing as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

              "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrowers and their respective Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to the Administrative Agent and the Lenders on or before the Closing Date.

              "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of any Borrower) in which any other Person (other than any Borrower or any of its respective Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to any Borrower or any of its respective Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of any Borrower or is merged into or consolidated with any Borrower or any of its respective Subsidiaries or that Person's assets are acquired by any Borrower or any of its respective Subsidiaries, (iii) the income of any Subsidiary of any Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

              "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

              "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

              "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

              "CSFB" has the meaning assigned to that term in the introduction to this Agreement.

              "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which any of the Borrowers or any of their respective Subsidiaries is a party.

              "DEBT RATING" means the debt rating assigned by either or each of S&P and Moody's, from time to time, based on the senior unsecured long-term debt of the Company.

              "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

              "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

              "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

              "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of any Borrower shall be an Eligible Assignee.

              "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates.

              "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

              "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Borrower or any of its respective Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

              "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Borrower or any of its respective Subsidiaries shall continue to be considered an ERISA Affiliate of such Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Borrower or such Subsidiary and with respect to liabilities arising after such period for which such Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

              "ERISA EVENT" means (i) a "reportable event" within the meaning of
       Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
       (iii) the provision by the administrator of any Pension Plan pursuant to
       Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Borrower, any of its respective Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under
       Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

              "EUROCURRENCY RESERVE REQUIREMENTS" means, for each Interest Period for each Eurodollar Rate Loan, the highest reserve percentage applicable to any Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement), with respect to liabilities or assets consisting of or including Eurocurrency liabilities having a term equal to such Interest Period.

              "EURODOLLAR BASE RATE" means the rate per annum determined by the Administrative Agent at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Lenders at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 5.10, be determined on the basis of the quotations of the remaining Reference Lender.

              "EURODOLLAR RATE LOANS" means Revolving Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

              "EVENT OF DEFAULT" means each of the events set forth in Section
       8.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

              "EXISTING CREDIT AGREEMENT" means, collectively, (i) that certain Loan Agreement, dated as of February 28, 1994 by and among the Borrowers, PNC Bank, Kentucky, Inc., Mellon Bank, N.A., Bank of America National Trust and Savings Bank and the Bank of Nova Scotia and (ii) that certain Line of Credit Agreement, dated as of August 1, 1995 between Mellon Bank, N.A. and the Company, as each such agreement may be amended, supplemented or otherwise modified to the date hereof, pursuant to which the Existing Lenders made certain loans and other extensions of credit and Mellon Bank, N.A., as the swing line lender, made certain swing line loans.

              "EXISTING DEBT" means all Indebtedness of the Loan Parties under the Existing Credit Agreement.

              "EXISTING LENDERS" means the lenders party to the Existing Credit Agreement.

              "EXISTING LETTERS OF CREDIT" means, collectively, the Letters of Credit set forth on Schedule 1.1 annexed hereto, each of which was issued under the Existing Credit Agreement and is outstanding on the Closing Date.

              "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by either Borrower or any of their respective Subsidiaries or any of their respective predecessors or Affiliates.

              "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

              "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

              "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

              "FISCAL YEAR" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

              "FUNDING AND PAYMENT OFFICE" means (i) the office of the Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or (ii) such other office of the Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by the Administrative Agent to the Borrowers and each Lender.

              "FUNDING DATE" means the date of the funding of a Loan.

              "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

              "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

              "GUARANTIES" means the Company Guaranty and the Sub- sidiary Guaranty.

              "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

              "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

              "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively or forward commodities contracts not designed to acquire materials used in the business of the Company and its Subsidiaries.

              "IDB INDEBTEDNESS" means Indebtedness issued by any state of the United States of America, or any agency, instrumentality, authority or political subdivision thereof, as part of a conduit financing for the Company or any of its Subsidiaries to finance property, plant and equipment of the Company or one of its Subsidiaries.

              "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

              "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

              "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Borrowers and their respective Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrowers and their respective Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day in each of March, June, September and December of each year, commencing on the first such day to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

              "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which any Borrower or any of its respective Subsidiaries is a party.

              "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

              "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

              "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Borrower or any of its respective Subsidiaries of, or of a beneficial interest in, any Securities of any other Person other than a Person that prior to such purchase or acquisition was, or as a result of such purchase or acquisition becomes, a wholly-owned Subsidiary of any Borrower, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of any Borrower from any Person other than any Borrower or any of its respective Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Borrower or any of its respective Subsidiaries to any other Person other than a wholly-owned Subsidiary of any Borrower, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, and (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

              "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

              "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

              "LENDER" and "THE LENDERS" means the persons identified as "the Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include the Swing Line Lender and the Canadian Lender unless the context otherwise requires.

              "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit (including Existing Letters of Credit) issued or to be issued by the Issuing Lenders for the account of the Company pursuant to subsection 3.1.

              "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lenders and not theretofore reimbursed by the Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B).

              "LEVERAGE RATIO" has the meaning set forth in subsec- tion 7.6C.

              "LEVERAGE RATIO AMOUNT" means, as of the last day of any consecutive four-period quarter, an amount equal to the quotient of (i) Consolidated Total Debt as of such date of determination divided by (ii) Consolidated Adjusted EBITDA for the four-quarter period ended on such date of determination, as set forth in the financial statements required to be delivered pursuant to subsection 6.1(i).

              "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

              "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by the Company in favor of an Issuing Lender relating to, the Letters of Credit) and the Guaranties.

              "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other the Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any drawings under Letters of Credit honored by the Issuing Lenders and not theretofore reimbursed by the Borrowers plus (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus
       (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans plus (f) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans plus (g) in the case of the Canadian Lender, the aggregate outstanding principal amount of all Canadian Loans (net of any participations therein purchased by other Lenders) plus (h) the aggregate amount of all participations purchased by that Lender in any outstanding Canadian Loans.

              "LOAN PARTIES" means, collectively, the Company, Wolverine Canada, the Subsidiary Guarantors and any other Material Subsidiary of the Company which is or becomes a party to a Loan Document.

              "LOAN" or "LOANS" means one or more of the Revolving Loans or Swing Line Loans made by the Lenders to the Company pursuant to subsections 2.1A (i) and (ii) and one or more of the Canadian Loans made by the Canadian Lender to Wolverine Canada pursuant to subsection 2.1A(iii).

              "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

              "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the impairment of the ability of either Borrower to perform, or of the Administrative Agent or the Lenders to enforce, the Obligations.

              "MATERIAL CONTRACT" means any contract or other arrangement to which any Borrower or any of its respective Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

              "MATERIAL SUBSIDIARY" means each Subsidiary of the Borrowers now existing or hereafter acquired by any Borrower or any other Subsidiary of any Borrower which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries or
       (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of the Borrowers and their respective Subsidiaries; provided that, for purposes of subsection 6.8A only, the term "Material Subsidiary" shall not include 1105836 Ontario, Inc., an Ontario corporation, Wolverine Canada, or any of their respective subsidiaries.

              "MATURITY DATE" means April 30, 2002.

              "MOODY'S" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

              "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

              "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

              "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by any Borrower or any of its respective Subsidiaries
       (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Borrower or any of its respective Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by any Borrower or any of its respective Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof.

              "NET SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 2.4A(iii)(c).

              "NOTES" means one or more of the Revolving Notes, the Canadian Note or the Swing Line Note, or any combination thereof.

              "NOTICE OF BORROWING" means a notice substantially in the form of
       Exhibit I annexed hereto delivered by a Borrower to the Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

              "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by the Company to the Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Revolving Loans specified therein.

              "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by the Company to the Administrative

       Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

              "OBLIGATIONS" means all obligations of every nature of the Borrowers from time to time owed to the Administrative Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

              "OFFICER'S CERTIFICATE" means, as applied to any corporation or partnership, a certificate executed (i) on behalf of any such corporation by its president, its chief executive officer or its chief financial officer or (ii) on behalf of any such partnership by its general partner; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the officer or officers or general partner making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

              "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

              "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

              "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

              "PERMITTED ACQUISITION DOCUMENTS" means the material agreements pursuant to which any Permitted Acquisition is consummated.

              "PERMITTED ACQUISITIONS" means those acquisitions permitted under subsection 7.7(vi).

              "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and any such Lien relating to or imposed in connection with any Environmental Claim):

                     (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                     (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                     (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                     (v) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of any Borrower or any of its respective Subsidiaries;

                     (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Borrower or any of its respective Subsidiaries;

                     (vii) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                     (viii) Liens arising from filing UCC financing statements
              relating solely to leases permitted by this Agreement;

                     (ix) Liens in favor of customs and revenue authorities
              arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                     (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and

                     (xi) licenses of patents, trademarks and other intellectual property rights granted by any Borrower or any of its respective Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary.

              "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

              "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

              "PRIME RATE" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

              "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing (i) the Loan Exposure of that Lender by
       (ii) the aggregate Loan Exposure of all the Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

              "REFERENCE LENDERS" means CSFB and Mellon Bank, N.A..

              "REFUNDED CANADIAN LOANS" has the meaning assigned to that term in subsection 2.1A(iii).

              "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(ii).

              "REGISTER" has the meaning assigned to that term in subsection
       2.1D.

              "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

              "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

              "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

              "REQUISITE LENDERS" means Lenders having or holding 51% or more of the aggregate Loan Exposure of all the Lenders.

              "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding,
       (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

              "REVOLVING LOAN COMMITMENTS" means the commitments of Lenders to make Revolving Loans to the Company pursuant to subsection 2.1A(i).

              "REVOLVING LOANS" means the Loans Lenders have agreed to maintain or make to the Company pursuant to subsection 2.1A(i).

              "REVOLVING NOTES" means (i) the promissory notes of the Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by the Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of the Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

              "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

              "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

              "SENIOR SUBORDINATED NOTES" means the 10.125% of the Senior Subordinated Notes, issued by the Company pursuant to that certain Indenture dated as of September 1, 1992, with a final maturity date of September 1, 2002.

              "SMALL TUBE CORP." means Small Tube Manufacturing Corp., a Delaware corporation and wholly-owned Subsidiary of the Company.

              "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, a New York corporation, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

              "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) IDB Indebtedness, (ii) workers' compensation liabilities of the Company or any of its Subsidiaries, (iii) the obligations of third party insurers of the Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of the Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of the Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy
       Code).

              "SUBORDINATED INDEBTEDNESS" means Indebtedness of any Loan Party subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Administrative Agent and the Requisite Lenders.

              "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

              "SUBSIDIARY GUARANTOR" means Tube LP, Small Tube Corp. and any Material Subsidiary of the Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

              "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by the Subsidiary Guarantors on the Closing Date and to be executed and delivered by additional Subsidiary Guarantors from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

              "SWING LINE LENDER" means Mellon Bank, N.A., or any Person serving as a successor Swing Line Lender hereunder.

              "SWING LINE LOAN COMMITMENT" means the commitment of the Swing Line Lender to make Swing Line Loans to the Company pursuant to subsection 2.1A(ii).

              "SWING LINE LOANS" means the Loans made by the Swing Line Lender to the Company pursuant to subsection 2.1A(ii).

              "SWING LINE NOTE" means (i) the promissory note of the Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory note issued by the Company to any successor Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit V annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

              "SWING LINE RATE" means the rate that Mellon Bank, N.A. establishes from time to time for borrowings under its automatic borrowing service; provided that in no event shall the Swing Line Rate on any date be lower than the sum of the Adjusted Eurodollar Rate applicable to a Eurodollar Rate Loan with an Interest Period of one month plus the Applicable Margin on such date.

              "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

              "TENDER OFFER" means the tender offer made by the Company dated March 25, 1997 with respect to the Senior Subordinated Notes.

              "TOTAL UTILIZATION" means, as at any date of determination, the sum of (i) the Total Utilization of Canadian Loan Commitments plus (ii) the Total Utilization of Revolving Loan Commitments.

              "TOTAL UTILIZATION OF CANADIAN LOAN COMMITMENTS" means, as at any date of determination, the aggregate principal amount of all outstanding Canadian Loans.

              "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or repaying any Refunded Canadian Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus
       (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the aggregate principal amount of all outstanding Canadian Loans plus (iv) the Letter of Credit Usage.

              "TUBE LP" means Tube Forming, L.P., a Delaware limited partnership and wholly-owned Subsidiary of the Company.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCU- LATIONS UNDER AGREEMENT.

              Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrowers to the Lenders pursuant to clauses (i), (ii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3    OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

       A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

       B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

       C. Whenever the context so requires, the neuter gender includes the masculine or feminine.

       D. The words "herein", "hereinabove", "hereinbelow", "hereof", "hereunder", and words of similar import, when used in a Loan Document, shall Irefer to such Loan Document as a whole.

       E. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1    COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

       A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, each Lender hereby severally agrees to make the Loans described in subsection 2.1A(i), the Swing

Line Lender hereby agrees to make the Loans described in subsection 2.1A(ii) and the Canadian Lender hereby agrees to make the Loans described in subsection 2.1A(iii).

              (i) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to the Company from time to time during the period from the Closing Date to but excluding the Maturity Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A(i). The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $200,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii). Each Lender's Revolving Loan Commitment shall expire on the Maturity Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on May 31, 1997 if the initial extension of credit hereunder is not made on or before that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Maturity Date.

              Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization at any time exceed the Revolving Loan Commitments then in effect.

              (ii) Swing Line Loans. The Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to the Company from time to time during the period from the Closing Date to but excluding the Maturity Date by making Swing Line Loans to the Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5A(i), notwithstanding the fact that such Swing Line Loans, when aggregated with the Swing Line Lender's outstanding Revolving Loans and the Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed the Swing Line Lender's Revolving Loan Commitment. All Swing Line Loans outstanding under the Existing Credit Agreement as of the Closing Date shall be deemed outstanding Swing Line Loans under this Agreement for all purposes of the Loan Documents. The original amount of the Swing Line Loan Commitment is $15,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4A(ii) or 2.4A(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of the Company, the Administrative Agent or the Swing Line Lender. The Swing Line Loan Commitment shall expire on the Maturity Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on May 31, 1997 if the initial extension of credit hereunder is not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Maturity Date.

              Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall (a) the aggregate principal amount of outstanding Swing Line Loans exceed the aggregate amount of the Swing Line Loan Commitment then in effect or (b) the Total Utilization at any time exceed the Revolving Loan Commitments then in effect.

              With respect to any Swing Line Loans, the Swing Line Lender may, at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by the Company) requesting the Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which the Swing Line Lender requests the Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of the Swing Line Lender. The Company hereby authorizes the Administrative Agent and the Swing Line Lender to charge the Company's accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Company from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in the manner contemplated by subsection 10.5.

              If for any reason (a) Revolving Loans are not made upon the request of the Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from the Swing Line Lender, each Lender shall deliver to the Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any Lender fails to make available to the Swing Line Lender the amount of such Lender's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event that the Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, the Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

              Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrowers or any of their respective Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto;

       or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that (X) the Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

              (iii) Canadian Loans. The Canadian Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Canadian Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Wolverine Canada from time to time during the period from the Closing Date to but excluding the Maturity Date by making Canadian Loans to Wolverine Canada in an aggregate amount not exceeding the amount of the Canadian Loan Commitment to be used for the purposes identified in subsection 2.5A(ii), notwithstanding the fact that such Canadian Loans, when aggregated with the Canadian Lender's outstanding Revolving Loans and the Canadian Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed the Canadian Lender's Revolving Loan Commitment. The original amount of the Canadian Loan Commitment is $20,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4A(ii) or 2.4A(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Canadian Loan Commitment shall result in an automatic corresponding reduction of the Canadian Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of the Borrowers, the Administrative Agent or the Canadian Lender. The Canadian Loan Commitment shall expire on the Maturity Date and all Canadian Loans and all other amounts owed hereunder with respect to the Canadian Loans shall be paid in full no later than that date; provided that the Canadian Loan Commitment shall expire immediately and without further action on May 31, 1997 if the initial extension of credit under this Agreement is not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Maturity Date.

              Anything contained in this Agreement to the contrary notwithstanding, the Canadian Loans and the Canadian Loan Commitment shall be subject to the limitation that in no event shall (a) the aggregate principal amount of outstanding Canadian Loans exceed the aggregate amount of the Canadian Loan Commitment then in effect or (b) the Total Utilization at any time exceed the Revolving Loan Commitments then in effect.

              All Canadian Loans shall be made in Canadian Dollars and shall be repaid in Canadian Dollars; provided that, for purposes of calculating Total Utilization and the availability of the Canadian Loan Commitment, each Canadian Dollar shall be deemed to equal one Dollar.

              With respect to any Canadian Loans which have not been voluntarily prepaid by Wolverine Canada pursuant to subsection 2.4A(i), the Canadian Lender may, at any time during the continuance of an Event of Default or Potential Event of Default, in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrowers), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by the Company) requesting the Lenders to make Revolving Loans to the Company that are Base Rate Loans on such Funding Date in an amount equal to the Dollar equivalent (calculated by the Administrative Agent at the spot rate on such date) of the amount of such Canadian Loans (the "REFUNDED CANADIAN LOANS") outstanding on the date such notice is given which the Canadian Lender requests the Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by the Lenders other than the Canadian Lender shall be exchanged (at no separate cost to the Borrowers) into Canadian Dollars at the spot rate on such date and shall be immediately delivered by the Administrative Agent to the Canadian Lender (and not to the Company) and applied to repay a corresponding portion of the Refunded Canadian Loans and (ii) on the day such Revolving Loans are made, the Canadian Lender's Pro Rata Share of the Refunded Canadian Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Canadian Lender, and such portion of the Canadian Loans deemed to be so paid shall no longer be outstanding as Canadian Loans and shall no longer be due under the Canadian Note of the Canadian Lender but shall instead constitute part of the Canadian Lender's outstanding Revolving Loans and shall be due under the Revolving Note of the Canadian Lender. The Company hereby authorizes the Administrative Agent and the Canadian Lender to charge the Company's accounts with the Administrative Agent and the Canadian Lender (up to the amount available in each such account) in order to immediately pay the Canadian Lender the amount of the Refunded Canadian Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loan deemed to be made by the Canadian Lender, are not sufficient to repay in full the Refunded Canadian Loans. If any portion of any such amount paid (or deemed to be paid) to the Canadian Lender should be recovered by or on behalf of the Borrowers from the Canadian Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in the manner contemplated by subsection 10.5.

              If for any reason (a) Revolving Loans are not made upon the request of the Canadian Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to the Canadian Lender in respect of any outstanding Canadian Loans or (b) the Revolving Loan Commitments are terminated at a time when any Canadian Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Canadian Loans in an amount equal to the Dollar equivalent (calculated by the Administrative Agent at the spot rate on such date) of its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Canadian Loans together with accrued interest thereon. Upon one Business Day's notice from the Canadian Lender, each Lender shall deliver to the Canadian Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of the Canadian Lender in form and substance reasonably satisfactory to the Canadian Lender. In the event any Lender fails to make available to the Canadian Lender the amount of such Lender's participation as provided in this paragraph, the Canadian Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Upon the purchase of any participation in a Canadian Loan by a Lender in accordance with the provisions of this paragraph, all amounts payable in respect of such Canadian Loan shall be payable in Dollars and the principal amount of such Canadian Loan shall be the Dollar equivalent (calculated by the Administrative Agent at the spot rate on the date of such purchase) of the principal amount (expressed in Canadian Dollars) of such Canadian Loan. In the event the Canadian Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, the Canadian Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

              Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Canadian Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Canadian Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Canadian Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that (X) the Canadian Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Canadian Loans or other unpaid Canadian Loans, as the case may be, were satisfied at the time such Refunded Canadian Loans or unpaid Canadian Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Canadian Loans or other unpaid Canadian Loans were made.

       B. BORROWING MECHANICS. Revolving Loans and Canadian Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by the Swing Line Lender pursuant to subsection 2.1A(ii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to a request by the Canadian Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Canadian Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $10,000 and integral multiples of $10,000 in excess of that amount. Whenever the Company desires that the Lenders make Revolving Loans it shall deliver to the Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan); provided that, if the Notice of Borrowing is given by 11:00 A.M. (New York City time) on a proposed Funding Date, the Notice of Borrowing for a Base Rate Loan may be given on the proposed Funding Date. Whenever Wolverine Canada desires that the Canadian Lender make Canadian Loans it shall deliver to the Canadian Lender (with a copy to the Administrative Agent) a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Canadian Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate
Loan); provided that, if the Notice of Borrowing is given by 11:00 A.M. (New York City time) on a proposed Funding Date, the Notice of Borrowing for a Base Rate Loan may be given on the proposed Funding Date. The Canadian Lender shall give notice to the Administrative Agent no later than 10:00 A.M. (New York City time) of the next Business Day or such other time as the Administrative Agent and the Canadian Lender may agree, of the amount of such Canadian Loan.

       The Company shall be deemed to have (y) requested that the Swing Line Lender make a Swing Line Loan on each day that the Company has an overdraft in its automatic borrowing service account with the Swing Line Lender, in an amount equal to such overdraft, and (z) certified as of each Funding Date that no Event of Default or Potential Event of Default shall have occurred and be continuing and that each condition to a Loan set forth in subsection 4.2 is satisfied. The Swing Line Lender shall give notice to the Administrative Agent no later than 10:00 A.M. (New York City time) of the next Business Day or such other time as the Administrative Agent and the Swing Line Lender may agree of the amount of such Swing Line Loan. Each Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of any Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Revolving Loans not made on the Closing Date (but subject to the provisions of subsection 2.2A), whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans (v) in the case of Canadian Loans not made on the Closing Date (but subject to the provisions of subsection 2.2A), whether such Loans shall be Base Rate Loans or Canadian Rate Loans and (vi) in the case of any Revolving Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. Canadian Loans may be continued as or converted into Base Rate Loans and Canadian Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, the Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or before the applicable Funding Date.

       Neither the Administrative Agent nor any Lender shall incur any liability to the Borrowers in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrowers or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice the Borrowers shall have effected Loans hereunder.

       The Borrowers shall notify the Administrative Agent prior to the funding of any Loans in the event that any of the matters to which the Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by the Borrowers of the proceeds of any Loans shall constitute a re-certification by the Borrowers, as of the applicable Funding Date, as to the matters to which the Borrowers are required to certify in the applicable Notice of Borrowing.

       Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

       C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 2:00 P.M. (New York City time) on the applicable

Funding Date. Except as provided in subsections 2.1A(ii), 2.1A(iii) and 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to repay Refunded Canadian Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it (or as provided subsection 2.1B with respect to Swing Line Loans), upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), the Administrative Agent shall make the proceeds of such Revolving Loans available to the Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be credited to the account of the Company at the Funding and Payment Office.

       Unless the Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Loan requested on such Funding Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

       D. THE REGISTER.

              (i) The Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (ii) The Administrative Agent shall record in the Register (i) the Revolving Loan Commitment and the Revolving Loans from time to time of each Lender, (ii) the Swing Line Loan Commitment and the Swing Line Loans from time to time of the Swing Line Lender, and (iii) the Canadian Loan Commitment and the Canadian

       Loans from time to time of the Canadian Lender and each repayment or prepayment in respect of the principal amount of the Revolving Loans of each Lender, the Canadian Loans of the Canadian Lender or the Swing Line Loans of the Swing Line Lender. Any such recordation shall be conclusive and binding on the Borrowers and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or the Borrowers' Obligations in respect of any applicable Loans.

              (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or the Borrowers' Obligations in respect of any applicable Loans; and provided, further that, absent manifest error, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

              (iv) The Borrowers, the Administrative Agent and the Lenders shall deem and treat the Persons listed as the Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loans.

              (v) The Borrowers hereby designate CSFB to serve as the Borrowers' agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and the Borrowers hereby agree that, to the extent CSFB serves in such capacity, CSFB and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

       E. NOTES. Company shall execute and deliver on the Closing Date (i) to each Lender (or to the Administrative Agent for that Lender) on the Closing Date a Revolving Note substantially in the form of Exhibit IV-A annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions and (ii) to the Swing Line Lender (or to the Administrative Agent for the Swing Line Lender) a Swing Line Note substantially in the form of Exhibit V annexed hereto to evidence the Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with appropriate insertions. Wolverine Canada shall execute and deliver on the Closing Date to the Canadian Lender (or to the Administrative Agent for the Canadian Lender) a Canadian Note substantially in the form of Exhibit IV-B annexed hereto to evidence the Canadian Lender's Canadian Loans in the principal amount of the Canadian Loan Commitment and with other appropriate insertions.

2.2    INTEREST ON THE LOANS.

       A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Canadian Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Canadian Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the Swing Line Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by the Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. The applicable basis for determining the rate of interest with respect to any Canadian Loan shall be selected by Wolverine Canada initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Canadian Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then, if on the immediately preceding day (i) such Loan was a Eurodollar Rate Loan, the Company shall be deemed to have elected to continue such Loan as a Eurodollar Rate Loan with an Interest Period of one month and
(ii) such Loan was a Base Rate Loan, such Loan shall remain a Base Rate Loan. If on any day a Canadian Loan is outstanding with respect to which notice has not been delivered to the Canadian Lender in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then, such Loan shall be a Base Rate Loan.

       Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity as follows:

              (a) if a Base Rate Loan, then at the Base Rate; or

              (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

         Subject to the provisions of subsections 2.2E and 2.7, the Canadian Loans shall bear interest through maturity as follows:

                  (a)      if a Base Rate Loan, then at the Base Rate; or

                  (b)      if a Canadian Rate Loan, then at the Canadian
         Rate.

       Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the Swing Line Rate.

       B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/ Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Eurodollar Rate Loan, which Interest Period shall be, at the Borrowers' option, either a one, two, three or six month period; provided that:

              (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

              (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/ Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

              (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if the next succeeding Business Day occurs in a different month, then the Interest Period shall expire on the next preceding Business Day;

              (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this subsection 2.2B, end on the last Business Day of a calendar month;

              (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date;

              (vi) there shall be no more than 10 Interest Periods outstanding at any time; and

              (vii) in the event the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion

       /Continuation, the Company shall be deemed to have selected an Interest Period of one month.

       C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid), at maturity (including final maturity) and upon conversion pursuant to subsection 2.2D; provided that in the case of Swing Line Loans, interest shall be paid monthly in arrears for the month then ending and at maturity, whether by acceleration or otherwise.

       D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, the Company shall have the option (i) to convert at any time all or any part of its outstanding Loans (other than Swing Line Loans) equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

       Wolverine Canada shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Canadian Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Canadian Rate Loan; provided, however, that a Canadian Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; provided further that, Wolverine Canada may convert or continue Loans in other amounts and on other days with the prior written consent of the Canadian Lender.

       The applicable Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent (and, with respect to a Canadian Loan, the Canadian Lender) no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or Canadian Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or Canadian Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or Canadian Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give the Administrative Agent (and, with respect to a Canadian Loan, the Canadian Lender) telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, the Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

       Neither the Administrative Agent nor any Lender shall incur any liability to any Loan Party in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrowers or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the applicable Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

       Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan or Canadian Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

       E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans or Canadian Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

2.3    FEES.

       A. COMMITMENT FEES. The Company agrees to pay to the Administrative Agent, for distribution to each Lender in propor- tion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Maturity Date equal to the average of the daily excess of the Commitments over the sum of (i) the aggregate principal amount of outstanding Loans (provided that, for the purpose of calculating the commitment fees payable
(a) to each Lender other than the Swing Line Lender, the outstanding Swing Line Loans shall be excluded and (b) to each Lender other than the Canadian Lender, the Canadian Loans shall be excluded) plus (ii) the Letter of Credit Usage, such commitment fees to be calculated as provided in subsection 2.4B(iv) and to be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first such date to occur after the Closing Date, and on the Maturity Date multiplied by the percent per annum set forth below corresponding to the Applicable Level then in effect:

               =================================================
                   APPLICABLE                PERCENT
                      LEVEL                 PER ANNUM
               =================================================
                       I                     .10%
               -------------------------------------------------
                       II                    .125%
               -------------------------------------------------
                       III                   .1875%
               -------------------------------------------------
                       IV                    .225%
               -------------------------------------------------
                       V                     .35%
               =================================================

       B. OTHER FEES. Each Borrower agrees to pay to the Administrative Agent such other fees in the amounts and at the times separately agreed upon between such Borrower and the Administrative Agent.

2.4 PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVI- SIONS REGARDING PAYMENTS.

       A. PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

              (i) Voluntary Prepayments The Company may, without prior notice and in any amount, prepay the Swing Line Loans. The Borrowers may, upon written or telephonic notice on the day (which shall be a Business Day) of the prepayment, in the case of Loans (other than Swing Line Loans) that are Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans and Canadian Rate Loans, in each case given to the Administrative Agent (and with respect to the Canadian Loans, the Canadian Lender) by 12:00 Noon (New York City
       time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender, at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; provided, however, that if a Eurodollar Rate Loan or Canadian Loan is prepaid prior to the expiration of the Interest Period applicable thereto the applicable Borrower shall concurrently pay all amounts due pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

              (ii) Voluntary Reductions of Commitments. The Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,- 000 and integral multiples of $100,000 in excess of that amount. The Company's notice to the Administrative Agent shall designate the date (which shall be a Business
       Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in the Borrowers' notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4A(iv).

              (iii) Mandatory Prepayments and Mandatory Reductions of Commitments. The Loans shall be prepaid, and/or the Commitments shall be permanently reduced, in the amounts and under the circumstances set forth below, all such prepayments to be applied as specified in subsection 2.4A(iv):


                     (a) Prepayments and Reductions From Net Asset Sale
              Proceeds. No later than the first Business Day following the date of receipt by any Borrower or any of its respective Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, the Borrowers shall prepay the Loans and the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided that no prepayments shall be required and no Commitments shall be reduced pursuant to this subsection unless and until the amount of Aggregate Net Proceeds exceeds

              $25,000,000 and then only to the extent the amount of the Aggregate Net Proceeds exceeds $25,000,000.

                     (b) Prepayments and Reductions from Net
              Insurance/Condemnation Proceeds. No later than the 60th day following the date of receipt (the date of such receipt being referred to herein as the "RECEIPT DATE") by the Administrative Agent or by any Borrower or any of its respective Subsidiaries of any Net Insurance/Condemnation Proceeds, the Borrowers shall prepay the Loans and the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds minus any such Net Insurance/Condemnation Proceeds (the "PROPOSED REINVESTMENT PROCEEDS") that such Borrower or such Subsidiary intends to use in accordance with the provisions of this subsection to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided that the Borrowers shall have delivered to the Administrative Agent, (i) on or before the 60th day after the Receipt Date written notice of its intent to use such Proposed Reinvestment Proceeds to repair, restore or replace the applicable assets and (ii) on or before the 180th day after the Receipt Date, an Officer's Certificate setting forth the proposed use of the Proposed Reinvestment Proceeds and such other information with respect to such proposed use as the Administrative Agent may reasonably request. In addition, no later than 360 days after the applicable Receipt Date, the Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any related Proposed Reinvestment Proceeds that have not been applied to the costs of repairing, restoring or replacing the applicable assets of such Borrower or such Subsidiary as provided above; provided that (i) if the repairs, restorations, or replacement of assets cannot be completed within 360 days and the applicable Borrower or Subsidiary is acting diligently to complete such repairs, restorations or replacement of assets, no pre-payment or Commitment reduction shall be required pursuant to this sentence until the date that is 540 days after the Receipt Date and (ii) no prepayments shall be required and no Commitments shall be reduced pursuant to this subsection unless and until the amount of Aggregate Net Proceeds exceeds $25,000,000 and then only to the extent the amount of the Aggregate Net Proceeds exceeds $25,000,000.

                     (c) Prepayments and Reductions Due to Issuance of Debt or
              Equity Securities. On the date of receipt by the Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt or equity Securities of the Company or any of its Subsidiaries after the Closing Date, the Borrowers shall prepay the

              Loans, and the Revolving Loan Commitments shall be permanently reduced, in an aggregate amount equal to such Net Securities Proceeds minus such Net Securities Proceeds from the issuance of debt used within 30 days of such issuance to effect Permitted Acquisitions or designated within 30 days of such issuance for capital expenditures to be consummated within 180 days of such issuance; provided that no prepayments shall be required and no Commitments shall be reduced pursuant to this subsection unless and until the amount of Aggregate Net Proceeds exceeds $25,000,000.

                     (d) Calculations of Net Proceeds Amounts; Additional
              Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to subsections 2.4A(iii)(a)-(c), the Borrowers shall deliver to the Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that the Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, the Borrowers shall promptly make an additional prepayment of the Loans (and, if applicable, the Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrowers shall concurrently therewith deliver to the Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                     (e) Prepayments Due to Reductions or Restrictions of
              Commitments. The Borrowers shall from time to time prepay Loans to the extent necessary so that the Total Utilization shall not at any time exceed the Revolving Loan Commitments then in effect. Wolverine Canada shall prepay Canadian Loans to the extent necessary so that the Dollar equivalent (calculated at the then applicable spot rate) of the aggregate principal amount of outstanding Canadian Loans shall not at any time exceed an amount equal to $20,000,000 minus the aggregate amount of reductions of the Canadian Commitments effected hereunder.

                     (f) Reductions of Commitments Not Limited to Amount of
              Loans Outstanding. The amount of any required reduction of the Commitments pursuant to any provision of this subsection 2.4A(iii) shall not be affected by the fact that the outstanding principal amount of Loans at the time of such reduction is less than the amount of such reduction.

       (iv)   Application of Prepayments.

                     (a) Application of Voluntary Prepayments by Type of Loans
              and Order of Maturity. Any voluntary prepayments by the Company pursuant to subsection 2.4A(i) shall be applied as specified in the applicable notice of prepayment; provided that in the event the Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof and second to repay outstanding Revolving Loans to the full extent thereof. Any voluntary prepayments by Wolverine Canada shall be applied to the Canadian Loans.

                     (b) Application of Prepayments to Base Rate Loans and
              Eurodollar Rate Loans. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to subsection 2.6D.

       B.     GENERAL PROVISIONS REGARDING PAYMENTS.

              (i) Manner and Time of Payment. Except as expressly provided herein, all payments by the Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of the Lenders; provided that interest payable with respect to the Swing Line Loans shall be (a) payable to the Swing Line Lender not later than 1:00 P.M. (New York City time) at its address set forth below its name on the appropriate signature page hereof and (b) calculated by the Swing Line Lender and the Swing Line Lender shall give the Administrative Agent promptly after the last day of each calendar month, notice of the aggregate amount of interest on the Swing Line Loans paid or payable by the Company; provided, further that interest payable with respect to the Canadian Loans shall be (a) payable to the Canadian Lender not later than 1:00 P.M. (New York City time) at its address set forth below its name on the appropriate signature page hereof and (b) calculated by the Canadian Lender and the Canadian Lender shall give the Administrative Agent promptly after the last day of each calendar month, notice of the aggregate amount of interest on the Canadian Loans paid or payable by Wolverine Canada. Funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day. Each Borrower hereby authorizes the Administrative Agent to charge its accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due from such Borrower hereunder (subject to sufficient funds being available in its accounts for that purpose).

              (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such
       Loan) shall be applied to the payment of interest before application to principal.

              (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders' respective Pro Rata Shares. The Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request in writing, its Pro Rata Share of all such payments received by the Administrative Agent and the commitment fees of such Lender when received by the Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter. Except to the extent Lenders have purchased participations in Canadian Loans pursuant to subsection 2.1A(iii), all payments of principal and interest on the Canadian Loans shall be for the account of the Canadian Lender.

              (iv) Computation of Interest and Fees; Payments on Business Days. Interest on the Loans and commitment fees payable pursuant to subsection 2.3A shall be computed on the basis of a 360-day year, in each case of the actual number of days elapsed in the period during which it accrues, (including the first day but excluding the last day); provided (a) interest on Base Rate Loans shall be computed on the basis of a 365 (or, if applicable, 366) day year and (b) that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

              (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of the Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

       C.      APPLICATION OF PAYMENTS UNDER GUARANTIES.

              (i) All payments received by Administrative Agent under any Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

              (a) To the payment of the costs and expenses of any collection or other realization under such Guaranty, including reasonable compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty.

              (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

              (c) thereafter, to the extent of any excess such payments, to the payment to the Company or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5    USE OF PROCEEDS.

       A.     LOANS.

              (i) Revolving Loans, Swing Line Loans and Letters of Credit. The proceeds of the Revolving Loans, the Swing Line Loans and the Letters of Credit, together with other funds available to the Company, may be applied by the Company to (i) repay and terminate the Existing Debt, (ii) to fund the Company's Tender Offer, (iii) to finance Permitted Acquisitions, (vi) to purchase Company Common Stock as permitted under subsection 7.5, (v) for working capital financing and (vi) for other general corporate purposes.

              (ii) Canadian Loans. The proceeds of the Canadian Loans, together with other funds available to the Wolverine Canada, shall be applied by Wolverine Canada to (i) repay and terminate the Existing Debt, (ii) for working capital financing and (iii) for other general corporate purposes.

       B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any of its respective Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6    SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

       Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

              A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable on each Interest Rate Determination Date, the Administrative Agent shall determine (which deter mination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and each Lender.

              B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist and
       (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrowers.

              C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrowers and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrowers pursuant to a Notice of Borrowing or a Notice of Conver-sion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all the Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

              D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Each Borrower shall compensate each Lender, upon written request by that Lender to the Administrative Agent (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan by such Borrower does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4A(i) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any pre-payment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers, or (iv) as a consequence of any other default by such Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

              E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection
         2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

                  G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Eventof Default, (i) the Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and
         (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7    INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

              A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                     (i) subjects such Lender (or its applicable lending office)
              to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                     (ii) imposes, modifies or holds applicable any reserve
              (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar
              Rate); or

                     (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, each Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable from such Borrower hereunder. Such Lender shall deliver to the Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

       B.     WITHHOLDING OF TAXES.

              (i) Payments to Be Free and Clear. All sums payable by each Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America, Canada or any other jurisdiction from or to which a payment is made by or on behalf of such Borrower or by any federation or organization of which the United States of America, Canada or any such jurisdiction is a member at the time of payment.

              (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by such Borrower to the Administrative Agent or any Lender under any of the Loan Documents:

                     (a) such Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

                     (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

                     (c) the sum payable by such Borrower in respect of which
              the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                     (d) within 30 days after paying any sum from which it is
              required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the relevant Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

       provided that, except with respect to withholding requirements applicable to payments by Wolverine Canada, no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

              (iii) Evidence of Exemption from U.S. Withholding Tax.

                    (a) Each Lender that is organized under the laws of any
              jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to the Administrative Agent for transmission to the Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrowers or the Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                     (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to the Administrative Agent for transmission to the Borrowers two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify the Administrative Agent and the Borrowers of its inability to deliver any such forms, certificates or other evidence.

                     (c) The Borrowers shall not be required to pay any
              additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve either Borrower of its obligation to pay any additional amounts pursuant to clause
              (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

       C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrowers from such Lender of the statement referred to in the next sentence, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      OBLIGATION OF THE LENDERS AND THE ISSUING LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans or

Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless the Borrowers agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause
(i) above. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.9    REPLACEMENT OF LENDER.

       In the event that any Lender shall become an Affected Lender or claim payment of any increased costs pursuant to subsection 2.7 or any additional amounts pursuant to subsection 3.6, the Borrowers shall have the right, if no Event of Default or Potential Event of Default then exists, to replace such Affected Lender with an Eligible Assignee; provided that such Eligible Assignee,
(i) if it is not a Lender, shall be reasonably acceptable to the Administrative Agent, (ii) shall purchase all of such Affected Lender's rights hereunder and interest in the Obligations owing to such Affected Lender and the Notes held by such Affected Lender without recourse at the principal amount of such Notes plus interest and fees accrued thereon to the date of such purchase on a date therein specified, and (iii) shall execute and deliver to the Administrative Agent an Assignment Agreement; provided, further, that no Lender shall have any obligation to increase its Commitment or otherwise to replace, in whole or in part, any Lender. Upon satisfaction of the requirements set forth in the first sentence of this subsection 2.9, payment to such Affected Lender of the purchase price in immediately available funds, and the payment by the Borrowers of all requested costs accruing to the date of purchase which the Borrowers are obligated to pay under subsection 10.2 and all other amounts owed by the Borrowers to such Affected Lender (other than the principal of and interest on the Obligations of such Affected Lender purchased by the replacement commercial bank or other financial institution but including compensation for breakage under subsection 2.6D if such purchase occurs prior to the last day of the applicable Interest Period, if any), and the replacement Eligible Assignee shall constitute a "Lender" hereunder with a Commitment as so specified and the Affected Lender being so replaced shall, except for purposes of subsections 10.2 and 10.3, no longer constitute a "Lender" hereunder (with the signature pages being amended to reflect same).

                                   SECTION 3.
                               LETTERS OF CREDIT

3.1 ISSUANCE OF LETTERS OF CREDIT AND THE LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

         A. LETTERS OF CREDIT. In addition to the Borrowers requesting that the Lenders make Revolving Loans pursuant to subsection 2.1A(i), the Canadian Lender make Canadian Loans pursuant to subsection 2.1A(iii), and that the Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(ii), the Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Maturity Date, that one or more of the Lenders issue Letters of Credit for the account of the Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. All Existing Letters of Credit shall be Letters of Credit for all purposes of the Loan Documents and shall be deemed to be issued and outstanding under this Agreement. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, any one or more of the Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that the Company shall not request that any Lender issue (and no Lender shall issue):

                 (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization would exceed the Revolving Loan Commitments then in effect;

                 (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000;

                 (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Maturity Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that unless Requisite Lenders (or, if required by subsection 10.6, each Lender) have otherwise consented in writing, such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

                 (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the Maturity Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                 (v) any Letter of Credit denominated in a currency other than Dollars.

         B.      MECHANICS OF ISSUANCE.

                 (i) Notice of Issuance. Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender and the Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify
         (a) the Lender requested to issue the Letter of Credit, (b) the proposed date of issuance (which shall be a Business Day), (c) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (d) the face amount of the Letter of Credit, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                 The Company shall notify the applicable Issuing Lender (and the Administrative Agent, if the Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which the Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit the Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which the Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                 (ii) Determination of Issuing Lender. Upon receipt by a proposed Issuing Lender of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, (a) in the event the Administrative Agent is the proposed Issuing Lender, the Administrative Agent shall be the Issuing Lender with respect to such Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other

         Letters of Credit issued by the Administrative Agent, when aggregated with the Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed the Administrative Agent's Revolving Loan Commitment then in effect; and (b) in the event any other Lender is the proposed Issuing Lender, such Lender shall promptly notify the Company and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such Lender so elects to issue such Letter of Credit it shall be the Issuing Lender with respect thereto (notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by such Lender, when aggregated with such Lender's outstanding Revolving Loans and Swing Line Loans, may exceed such Lender's Revolving Loan Commitment then in effect) and (2) if such Lender fails to so promptly notify the Company and the Administrative Agent or declines to issue such Letter of Credit, Company may request the Administrative Agent or another Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B.

                 (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                 (iv) Notification to the Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify the Administrative Agent. Upon any expiration, cancellation or other termination of a Letter of Credit, the applicable Issuing Lender shall promptly notify the Administrative Agent of such event; provided that if such expiration, cancellation or other termination occurs on the last or the penultimate Business Day of any calendar quarter, the Issuing Lender shall provide the Administrative Agent immediate telephonic notice of such event.

         C. THE LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.

         The Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                 (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, in the applicable amount agreed to between the Issuing Lender and the Company, and (b) a letter of credit fee, payable to the Administrative Agent for the account of the Lenders, equal to the product of (1) a per annum rate equal to the Applicable Margin multiplied by (2) the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each calendar quarter of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                 (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by the Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, the Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. REIMBURSEMENT BY THE COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify the Company and the Administrative Agent, and the Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Company shall have notified the Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that the Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Loans, the Company shall be deemed to have given a timely Notice of Borrowing to the Administrative Agent requesting the Lenders to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, the Lenders shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and the Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Loans under this subsection 3.3B.

         C. PAYMENT BY THE LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                 (i) Payment by the Lenders. In the event that the Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 2:00 P.M. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                 (ii) Distribution to the Lenders of Reimbursements Received From the Company. In the event any Issuing Lender shall have been reimbursed by the other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from the Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.      INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                 (i) Payment of Interest by the Company. The Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to
         (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                 (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other the Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other the Lenders for the period from the date on which such Issuing Lender was so reimbursed by other the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

         The obligation of the Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Loans made by the Lenders pursuant to subsection 3.3B and the obligations of the Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, set-off, defense or other right which the Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against the Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                 (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                 (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any of its respective Subsidiaries;

                 (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                 (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF THE ISSUING LENDERS' DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, the Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF THE ISSUING LENDERS' DUTIES. As between the Company and any Issuing Lender, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, the Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

         C.      INDEMNIFICATION BY LENDERS.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Issuing Lender, to the extent that the Issuing Lender shall not have been reimbursed by the Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements and allocated costs of internal counsel) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Issuing Lender in exercising its powers, rights and remedies or performing its duties as Issuing Lender hereunder or under the other Loan Documents or otherwise in its capacity as the Issuing Lender; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Lender's gross negligence or willful misconduct.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                 (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, the Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to the Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                                   SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of the Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO INITIAL LOANS.

         The obligations of the Lenders to make any Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

         A. LOAN PARTY DOCUMENTS. On or before the Closing Date, the Borrowers shall deliver, and shall cause each other Loan Party to deliver to the Lenders (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to the Borrowers or such Loan Party, each, unless otherwise noted, dated the Closing Date:

                 (i) Certified copies of the Certificate or Articles of Incorporation, partnership agreement or other organizational document, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                 (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary or, with respect to a partnership, such Person's general partner;

                 (iii) Resolutions of the Board of Directors of such Person or, with respect to a partnership, any required consents of the partners, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary of such Person or an assistant secretary, or, if applicable, the general partner of such Person as being in full force and effect without modification or amendment;

                 (iv) Signature and incumbency certificates of the officer or partner of such Person executing the Loan Documents to which it is a party;

                 (v) Executed originals of the Loan Documents to which such Person is a party;

                 (vi) A Certificate of Status evidencing Wolverine Canada's due and valid existence as a corporation incorporated under the laws of the Province of Ontario, issued by the Ontario Ministry of Consumer and Commercial Relations and certificates evidencing Wolverine Canada's authority to transact business as an extra- provincial foreign corporation duly registered under the laws of the Provinces of Quebec and British Columbia, each issued by the relevant Canadian authorities; and

                 (vii) Such other documents as the Administrative Agent may reasonably request.

         B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, no Material Adverse Effect (in the sole opinion of the Administrative Agent) shall have occurred.

         C. OPINIONS OF LOAN PARTIES' COUNSEL. The Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Jones, Day, Reavis & Pogue, and McKenzie Nash Bryant, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VII-A and Exhibit VII-B annexed hereto and as to such other matters as the Administrative Agent acting on behalf of the Lenders may reasonably request and (ii) evidence satisfactory to the Administrative Agent that the Borrowers have requested such counsel to deliver such opinions to the Lenders.

         D. OPINIONS OF THE ADMINISTRATIVE AGENT'S COUNSEL. The Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit VIII annexed hereto and as to such other matters as the Administrative Agent acting on behalf of the Lenders may reasonably request.

         E. EVIDENCE OF INSURANCE. The Administrative Agent shall have received a certificate from the Borrowers' insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect.

         F. FEES. The Borrowers shall have paid to the Administrative Agent, for distribution (as appropriate) to the Administrative Agent and the Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

         G. TERMINATION OF EXISTING DEBT. On or before the Closing Date, each Loan Party shall repay all principal and interest on outstanding loans and other obligations owed under or related to the Existing Debt and shall terminate the obligation to lend or make other extensions of credit to such Loan Party under the provisions of such agreements; provided, that the Existing Letters of Credit shall remain outstanding but shall be deemed issued under this Agreement. Concurrently with such repayment, any Liens granted pursuant to the Existing Debt or the documents delivered thereunder shall be released. The Existing Lenders shall have delivered to the Administrative Agent written acknowledgements of such terminations and releases in form and substance satisfactory to the Administrative Agent. All of the foregoing shall be accomplished in form and substance satisfactory to the Administrative Agent.

         H.      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS.
The Borrowers shall have delivered to the Administrative Agent an Officer's Certificate, in form and substance satisfactory to the Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that the Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by the Administrative Agent and the Requisite Lenders.

         I. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Administrative Agent, acting on behalf of the Lenders, and its counsel shall be satisfactory in form and substance to the Administrative Agent and such counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.

         J. CAPITAL STRUCTURE. The corporate organizational structure and the capital structure of the Company and its Subsidiaries shall be as set forth on Schedule 4.1J annexed hereto.

4.2      CONDITIONS TO ALL LOANS.

         The obligations of the Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                 A. The Administrative Agent shall have received before that Funding Date, except as provided with respect to Swing Line Loans in subsection 2.1A(ii), in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the applicable Borrower or by any executive officer of the applicable Borrower designated by any of the above-described officers on behalf of the Borrowers in a writing delivered to the Administrative Agent.

                 B.       As of that Funding Date:

                          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                          (ii)    No event shall have occurred and be
                 continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

                          (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

4.3      CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                 A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

                 B. On or before the date of issuance of such Letter of Credit, the Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the Company or by any executive officer of the Company designated by any of the above-described officers on behalf of the Company in a writing delivered to the Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                 C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


                                   SECTION 5.
                 THE BORROWERS' REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans, to induce the Issuing Lenders to issue Letters of Credit and to induce the other Lenders to purchase participations therein, each Borrower represents and warrants to the Administrative Agent and each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. The Borrowers and their respective Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

         D. SUBSIDIARIES. All of the Subsidiaries of the Borrowers as of the Closing Date are identified in Schedule 5.1 annexed hereto, as said
Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiv). The capital stock of each of the Subsidiaries of the Borrowers identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of the Borrowers identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth, as of the Closing Date, the ownership interest of the Borrowers and each of their respective Subsidiaries in each of the Subsidiaries of the Borrowers identified therein.

5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Borrower or any of its respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Borrower or any of its respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Borrower or any of its respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower or any of its respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Borrower or any of its respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Administrative Agent on behalf of the Lenders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Borrower or any of its respective Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. VALID ISSUANCE OF COMPANY COMMON STOCK. The Company Common Stock outstanding on the Closing Date is duly and validly issued, fully paid and nonassessable. No stockholder of the Company has any preemptive rights to subscribe for any additional equity Securities of the Company.

5.3      FINANCIAL CONDITION.

         The Borrowers have heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated statement of income of the Company and its Subsidiaries for the three months ended March 31, 1997. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. The Borrowers do not (and will not following the funding of the initial Loans or other extension of credit) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither the Borrowers nor any of their respective Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      TITLE TO PROPERTIES; LIENS.

         The Borrowers and their respective Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6      LITIGATION; ADVERSE FACTS.

         Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Borrower or any of its respective Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any of its respective Subsidiaries or any property of any Borrower or any of its respective Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrowers nor any of their respective Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns and reports of the Borrowers and their respective Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrowers and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. The Borrowers know of no proposed tax assessment against any Borrower or any of its respective Subsidiaries which is not being actively contested by such Borrower or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
CONTRACTS.

         A. Neither the Borrowers nor any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. Neither the Borrowers nor any of their respective Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         C. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9      GOVERNMENTAL REGULATION.

         Neither the Borrowers nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         Neither the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.

         A. Each Borrower, each of their respective Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

         B. No ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount by which the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) exceeds the fair market value of Plan assets, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plan with respect to which assets exceed current liability), does not exceed $$1,000,000.

         E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrowers, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $$1,000,000.

5.12     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies the Lenders against, and agrees that it will hold the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in Schedule 5.13 annexed hereto:

                 (i) neither the Borrowers nor any of their respective Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                 (ii) neither the Borrowers nor any of their respective Subsidiaries has received any letter or request for information under
         Section 104 of the Comprehen-
         sive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                 (iii) there are and, to the Borrowers' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Borrower or any of its respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                 (iv) compliance with all current requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to any Borrower or any of its respective Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving any Borrower or any of its respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15     SOLVENCY.

         Each Borrower and each of their respective Subsidiaries is and, upon the incurrence of any Obligations by either Borrower on any date on which this representation is made, will be, Solvent.

5.16     DISCLOSURE.

         No representation or warranty of either Borrower or any Subsidiary of a Borrower contained in any Loan Document or in any other document, certificate or written statement furnished to the Lenders by or on behalf of any Borrower or any of its respective Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrowers, in the case of any document not furnished by the Borrowers) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.


                                   SECTION 6.
                      THE BORROWERS' AFFIRMATIVE COVENANTS

         The Borrowers covenant and agree that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless the Requisite Lenders shall otherwise give prior written consent, the Borrowers shall perform, and shall cause each of their respective Subsidiaries to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrowers will deliver to the Administrative Agent and the Lenders:

                 (i) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Borrowers that they fairly present, in all material respects, the financial condition of the Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                 (ii) Year-End Financials: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Borrowers that they fairly present, in all material respects, the financial condition of the Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (b) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to the Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                 (iii) Officer's and Compliance Certificates: together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officer's Certificate of the Borrowers stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrowers and their respective Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
         Section 7;

                 (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to subdivisions (i) or (ii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i) or (ii) of this subsection 6.1 following such change, together with each delivery of financial statements pursuant to subdivision (i) or (ii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of the Borrowers setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                 (v) Accountants' Certification: together with each delivery of consolidated financial statements of the Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
         (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                 (vi) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrowers and their respective Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                 (vii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than another Borrower or another Subsidiary of any Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by any Borrower or any of its respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by any Borrower or any of its respective Subsidiaries to the public concerning material developments in the business of any Borrower or any of its respective Subsidiaries;

                 (viii) Events of Default, etc.: promptly upon any officer of any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of

         Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any Borrower or any of its respective Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Borrowers have taken, are taking and propose to take with respect thereto;

                 (ix) Litigation or Other Proceedings: (a) promptly upon any officer of the Borrowers obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Borrower or any of its respective Subsidiaries or any property of any Borrower or any of its respective Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by the Borrowers to the Lenders or (Y) any material development in any Proceeding that, in any case:

                          (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                          (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to the Borrowers to enable the Lenders and their counsel to evaluate such matters;

                 (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrowers, any of their respective Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                 (xi)     ERISA Notices:  with reasonable promptness, copies of
         (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrowers, any of their respective Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by the Borrowers, any of their respective Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

                 (xii) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year;

                 (xiii) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of any Borrower;

                 (xiv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of any Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of any Borrower and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of the Borrowers (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

                 (xv) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract is terminated or amended in a manner that is materially adverse to such Borrower or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

                 (xvi) Other Information: with reasonable promptness, such other information and data with respect to any Borrower or any of its respective Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, the Borrowers will, and will cause each of their respective Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence and all rights and franchises material to their business; provided, however that neither the Borrowers nor any of their respective Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of either Borrower or any Subsidiary of a Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrowers, their respective Subsidiaries or the Lenders.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. The Borrowers will, and will cause each of their respective Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of their properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         B. The Borrowers will not, nor will they permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Borrower or any Subsidiary of a Borrower).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE.

         A. MAINTENANCE OF PROPERTIES. The Borrowers will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrowers and their respective Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         B. INSURANCE. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers and their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.

6.5      INSPECTION RIGHTS; LENDER MEETING.

         A. INSPECTION RIGHTS. The Borrowers shall, and shall cause each of their respective Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Borrowers or of any of their respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Borrowers may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. LENDER MEETING. The Borrowers will, upon the request of the Administrative Agent or the Requisite Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrowers' corporate offices (or at such other location as may be agreed to by the Borrowers and the Administrative Agent) at such time as may be agreed to by the Borrowers and the Administrative Agent.

6.6      COMPLIANCE WITH LAWS, ETC.

         The Borrowers shall comply, and shall cause each of their respective Subsidiaries to comply in all material respects, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; LOAN PARTIES' ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS
                                        .

         Each Borrower will, and will cause each of its Subsidiaries to,

         (i) deliver to the Administrative Agent and the Lenders prompt notice of any Environmental Claims or Hazardous Materials Activities that, individually or in the aggregate, could reasonably be expected to result in liability to the Company and its Subsidiaries in excess of $1,000,000;

         (ii) in the event of any Environmental Claim or Hazardous Materials Activities which, individually or in the aggregate could be reasonably expected to result in liability to the Company and its Subsidiaries in excess of $1,000,000 cooperate with the Administrative Agent to satisfy any reasonable request of Administrative Agent with respect to monitoring or investigating matters related to such Environmental Claim or Hazardous Materials Activities; and

         (iii) promptly undertake such actions as may be necessary to remediate, clean up or abate any Hazardous Materials Activities on or about a Facility that are in violation of any Environmental Laws or which present a material risk of giving rise to an Environmental Claim and take such action as may be necessary to cure any violation of any Environmental Laws.

6.8 EXECUTION OF SUBSIDIARY GUARANTY BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

         A. EXECUTION OF SUBSIDIARY GUARANTY. If any Subsidiary of a Borrower in existence on the Closing Date that has not previously executed the Subsidiary Guaranty becomes a Material Subsidiary after the Closing Date, or if any Person (other than a Joint Venture that is not a wholly owned Subsidiary of the Company) becomes a Material Subsidiary after the date hereof, the Borrowers will promptly notify the Administrative Agent of that fact and cause such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Subsidiary Guaranty and to take all such further actions and execute all such further documents and instruments as the Administrative Agent may reasonably request to guaranty the Obligations.

         B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. The Borrowers shall deliver to the Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation or other organizational document, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to the Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to the Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters as the Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.


                                   SECTION 7.
                       THE BORROWERS' NEGATIVE COVENANTS

         The Borrowers covenant and agree that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, the Borrowers shall perform, and shall cause each of their respective Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (i) The Borrowers may become and remain liable with respect to the Obligations;

                 (ii) The Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                 (iii) The Borrowers and their respective Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases;

                 (iv) The Borrowers may become and remain liable with respect to Indebtedness to any of their wholly- owned Subsidiaries, and any wholly-owned Subsidiary of the Company that is a Subsidiary Guarantor may become and remain liable with respect to Indebtedness to the Company or any other wholly-owned Subsidiary of the Company; provided that (a) all such intercompany Indebtedness in an amount in excess of $2,500,000 (or, with respect to Indebtedness owed by Wolverine Finance to (X) the Company, $20,000,000 and (Y) Small Tube, $20,000,000) in the aggregate shall be evidenced by promissory notes,
         (b) all such intercompany Indebtedness in an amount in excess of $2,500,000 in the aggregate owed by any Borrower to any of its respective Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of any Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to such Borrower or to any of its respective Subsidiaries for whose benefit such payment is made;

                 (v) The Borrowers and their respective Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

                 (vi) The Borrowers and their respective Subsidiaries may become and remain liable with respect to other unsecured Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding;

                 (vii) The Borrowers and their respective Subsidiaries may become and remain liable with respect to Indebtedness incurred or assumed in connection with Permitted Acquisitions in an aggregate principal amount not to exceed $25,000,000

         (measured on a cumulative basis from the Closing Date without giving effect to any prepayments or repayments);

                 (viii) The Company may become and remain liable with respect to the Senior Subordinated Notes less any amount repurchased pursuant to the Tender Offer;

                 (ix) The Borrowers and their respective Subsidiaries may become and remain liable with respect to IDB Indebtedness assumed in connection with Permitted Acquisitions consummated in accordance with the provisions of subsection 7.7(vi);

                 (x) The Borrowers and their respective Subsidiaries may become and remain liable with respect to IDB Indebtedness incurred in connection with the acquisition or construction of capital assets; provided that, at the time of such incurrence, (a) no Event of Default or Potential Event of Default has occurred and is continuing, or would result from such incurrence, and (b) after giving effect to such incurrence, the Loan Parties shall be in compliance on a pro forma basis with all of the covenants set forth in Section 7 (assuming that such IDB Indebtedness bears interest during any portion of the applicable measurement period prior to the date of such incurrence equal to the average effective Adjusted Eurodollar Rates plus the Applicable Margin applicable to outstanding Revolving Loans during such period);

                 (xi) Subject to the provisions of subsection 7.8, the Borrowers and their respective Subsidiaries may become and remain liable with respect to any refinancing, restructuring or modification of any of the Indebtedness described in subsections 7.1(v), (vii),
         (viii), (ix) and (x); provided that (a) such refinanced, restructured or modified Indebtedness shall contain terms not substantially less favorable in any respect to the Administrative Agent, any Lender, or the Borrowers or their respective Subsidiaries and (b) shall not have an aggregate principal amount in excess of the aggregate principal amount of the Indebtedness refinanced, re-structured or modified.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Borrower or any of its respective Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                 (i)      Permitted Encumbrances;

                 (ii)     Liens described in Schedule 7.2 annexed hereto; and

                 (iii) Liens incurred or assumed in connection with Indebtedness permitted by subsections 7.1(ix) or (x) or any refinancing of such Indebtedness permitted pursuant to subsection 7.1(xi); provided that such Liens shall apply only to the applicable assets acquired or constructed with the proceeds of such Indebtedness.

         B. EQUITABLE LIEN IN FAVOR OF THE LENDERS. If any Borrower or any of its respective Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

         C. NEGATIVE PLEDGE. Except as specifically provided in subsection 7.2A, neither the Borrowers nor any of their respective Subsidiaries shall enter into any agreement allowing the creation or assumption of any Lien upon any of its assets, whether now owned or hereafter acquired.

         D. LIMITATIONS ON CERTAIN RESTRICTIONS. Except as provided herein, the Borrowers will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by the Borrowers or any other Subsidiary of the Borrowers, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrowers or any other Subsidiary of the Borrowers, (iii) make loans or advances to the Borrowers or any other Subsidiary of the Borrowers, (iv) transfer any of its property or assets to the Borrowers or any other Subsidiary of the Borrowers, or (v) grant a Lien to the Adminis- trative Agent to secure the Obligations.

7.3      INVESTMENTS; JOINT VENTURES.

         The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                 (i) The Borrowers and their respective Subsidiaries may make and own Investments in Cash Equivalents;

                 (ii) The Borrowers and their respective Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of the Borrowers;

                 (iii) The Borrowers and their respective Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                 (iv) The Borrowers and their respective Subsidiaries may continue to own the Investments owned by them and described in
         Schedule 7.3 annexed hereto;

                 (v) The Borrowers may make Permitted Acquisitions permitted under subsection 7.7(vi);

                 (vi) The Borrowers may make Investments in Joint Ventures in an aggregate amount not to exceed $40,000,000; and

                 (vii) The Borrowers and their respective Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000.

7.4      CONTINGENT OBLIGATIONS.

         The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                 (i) Material Subsidiaries of the Borrowers may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

                 (ii) The Company may become and remain liable with respect to Contingent Obligations in respect of the Company Guaranty.

                 (iii) The Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                 (iv) The Borrowers may become and remain liable with respect to Hedge Agreements with respect to Indebtedness in an aggregate notional principal amount not to exceed at any time $100,000,000;

                 (v) The Borrowers may become and remain liable with respect to Hedge Agreements with respect to forward metal contracts; provided that (a) the aggregate net exposure pursuant to such Hedge Agreements shall not exceed $15,000,000 at any time and (b) each such Hedge Agreement shall be offset by a "back-to-back" forward metal contract between a Borrower and one of its customers or suppliers;

                 (vi) The Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                 (vii) The Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrowers and their respective Subsidiaries in an aggregate amount not to exceed at any time $10,000,000;

                 (viii) The Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness permitted by subsection 7.1 of any Borrower or any of its respective Subsidiaries that is a Subsidiary Guarantor;

                 (ix) The Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Indebtedness of a Joint Venture outstanding pursuant to subsection 7.1(vi);

                 (x) The Borrowers and their respective Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto; and

                 (xi) The Borrowers and their respective Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of the Borrowers and their respective Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $10,000,000.

7.5      RESTRICTED JUNIOR PAYMENTS.

         The Borrowers may make Restricted Junior Payments; provided that the Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment at any time during which an Event of Default has occurred and is continuing; provided further, that the aggregate amount of Restricted Junior Payments (measured on a cumulative basis from the Closing
Date) in connection with the purchase, redemption, retirement or other acquisition for value of any Company Common Stock shall not exceed $25,000,000.

7.6      FINANCIAL COVENANTS.

         A. MINIMUM INTEREST COVERAGE RATIO. The Borrowers shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period to be less than 2.50:1.00.

         B. MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrowers shall not permit the ratio of (i) Consolidated Cash Flow to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period to be less than 1.10:1.00.

         C. MAXIMUM LEVERAGE RATIO. The Borrowers shall not permit the ratio of (i) Consolidated Total Debt as of any day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period either ending on, or most recently preceding, such date of determination (the "LEVERAGE RATIO") to exceed 3.00:1.00.

7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, alter the corporate, capital or legal structure of any Borrower or any of its respective Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                 (i) Any Subsidiary of a Borrower may be merged with or into the Borrowers or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrowers or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, the Borrowers or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                 (ii) Any Subsidiary of a Borrower (other than a Material Subsidiary) may be liquidated or dissolved;

                 (iii) The Borrowers and their respective Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                 (iv) The Borrowers and their respective Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

                 (v) Subject to subsection 7.13, the Borrowers and their respective Subsidiaries may make Asset Sales; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) the sole consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4A(iii)(a); and

                 (vi) The Borrowers may make acquisitions of the entire business or the capital stock of another Person upon satisfying the following conditions;

                          (a) The Borrowers may make acquisitions; provided that the aggregate consideration paid in connection with any acquisition shall not exceed the fair market value of the property acquired in such acquisition;

                          (b) No Event of Default or Potential Event of Default shall have occurred and be continuing, or would result from, such acquisition;

                          (c) The Borrowers shall have updated each of the Schedules to this Agreement and the other Loan Documents to the extent necessary to reflect changes resulting from the consummation of such acquisition, each in form and substance satisfactory to the Administrative Agent, and the Borrowers shall have delivered to the Administrative Agent an Officer's Certificate to which such updated Schedules shall be attached certifying that such Schedules are true, correct and complete as of the date of such acquisition;

                          (d) The Borrowers shall have delivered to the Administrative Agent complete and correct copies of all Permitted Acquisition Documents related to such acquisition (together with any opinions of counsel delivered in connection therewith and stating that Administrative Agent and Lenders are entitled to rely thereon);

                          (e) After giving effect to such acquisition, the Loan Parties shall be in compliance on a pro forma basis with all of the covenants set forth in this Section 7; provided, that for purposes of determining pro forma compliance with financial covenants for any period during which new Subsidiaries, assets or businesses are acquired, Consolidated Adjusted EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such Subsidiaries, assets or businesses on a pro forma basis, including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Securities Act, using the audited historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if such acquisition, and any acquisi- tions which have been consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the date of such acquisition equal to the average effective Adjusted Eurodollar Rates plus the Applicable Margin applicable to outstanding Loans during such period), all such calculations to be in form and substance reasonably satisfactory to the Administrative Agent; and

                          (f) After giving effect to such acquisition, the aggregate principal amount of unused available Revolving Loans shall be equal to the amount necessary to finance the ongoing working capital requirements of the Borrowers and their respective Subsidiaries, as reasonably determined by the Borrowers and approved by the Administrative Agent, which approval shall not be unreasonably withheld.

7.8      AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

         The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to the Borrowers or the Lenders.

7.9      FISCAL YEAR

         The Borrowers shall not change their Fiscal Year-end from December 31.

7.10     SALES AND LEASE-BACKS.

         The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which any Borrower or any of its respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than any Borrower or any of its respective Subsidiaries) or (ii) which any Borrower or any of its respective Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any Borrower or any of its respective Subsidiaries to any Person (other than any Borrower or any of its respective Subsidiaries) in connection with such lease; provided that the Borrowers and their respective Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the sum of (a) the aggregate amount of Attributable Indebtedness related to such sale and lease-back transaction plus (b) the aggregate principal amount of Indebtedness outstanding pursuant to subsection 7.1 (vi) does not exceed $10,000,000 at any time.

7.11     SALE OR DISCOUNT OF RECEIVABLES.

         The Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable except to any Material Subsidiary.

7.12     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of the Borrowers or with any Affiliate of the Borrowers or of any such holder, on terms that are less favorable to the Borrowers or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between the Borrowers and any Subsidiary Guarantor or between any Subsidiary Guarantors or
(ii) reasonable and customary fees paid to members of the Boards of Directors of the Borrowers and their respective Subsidiaries.

7.13     DISPOSAL OF SUBSIDIARY STOCK.

         Except for any sale of 100% of the capital stock or other equity Securities of any of their respective Subsidiaries in compliance with the provisions of subsection 7.7(vi), the Borrowers shall not:

                 (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of their respective Subsidiaries, except to qualify directors if required by applicable law; or

                 (ii) permit any of their respective Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of their respective Subsidiaries (including such Subsidiary), except to the Borrowers, another Subsidiary of the Borrowers, or to qualify directors if required by applicable law.

7.14     CONDUCT OF BUSINESS.

         From and after the Closing Date, the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Borrowers and their respective Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by the Requisite Lenders.

                                   SECTION 8.
                               EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by the Borrowers to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by the Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by the Borrowers to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of any Borrower or any of its respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Borrower or any of its respective Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of the Borrowers to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by any Borrower or any of its respective Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Borrower or any of its respective Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of the Borrowers or such Loan Party becoming aware of such default or (ii) receipt by the Borrowers and such Loan Party of notice from the Administrative Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any of its respective Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Borrower or any of its respective Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of its respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower or any of its respective Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Borrower or any of its respective Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) any Borrower or any Subsidiary of a Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower or any Subsidiary of a Borrower shall make any assignment for the benefit of creditors; or (ii) any Borrower or any of its respective Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Borrower or any Subsidiary of a Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any Subsidiary of a Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against any Borrower or any Material Subsidiary of a Borrower decreeing the dissolution or split up of such Borrower or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Borrowers, any of their respective Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

8.11     MATERIAL ADVERSE EFFECT.

         Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.12     CHANGE IN CONTROL.

         Any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of the Borrowers (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of the Borrowers entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or

8.13     INVALIDITY OF GUARANTIES.

         At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or (ii) any Loan party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection
8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrowers, and the obligation of each Lender to make any Loan, the obligation of the Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent shall, upon the written request or with the written consent of the Requisite Lenders, by written notice to the Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of the Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of the Lenders under subsection 3.3C(i) or the obligations of the Lenders to participate in any unpaid Swing Line Loans as provided in subsection 2.1A(ii) or the obligations of the Lenders to participate in any unpaid Canadian Loans as provided in subsection 2.1A(iii).

         Any amounts described in clause (b) above, when received by the Administrative Agent, shall be held by the Administrative Agent as collateral for the Obligations and may be applied by the Administrative Agent to any unpaid Obligations then due.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph the Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then the Requisite Lenders, by written notice to the Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders and are not intended, directly or indirectly, to benefit the Borrowers, and such provisions shall not at any time be construed so as to grant the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder or to preclude the Administrative Agent or the Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.


                                   SECTION 9.
                            THE ADMINISTRATIVE AGENT

9.1      APPOINTMENT.

         CSFB is hereby appointed the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any of its respective Subsidiaries.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers or any other Person liable for the payment of any Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other the Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from the Requisite Lenders (or such other the Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrowers and their respective Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders (or such other the Lenders as may be required to give such instructions under subsection 10.6).

         D. THE ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "the Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrowers and their respective Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers and their respective Subsidiaries. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by the Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR ADMINISTRATIVE AGENT, SWING LINE LENDER AND CANADIAN LENDER.

         A. SUCCESSOR AGENT. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrowers and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right, upon five Business Days' notice to the Borrowers, to select a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed the Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

         B. SUCCESSOR SWING LINE LENDER. The Swing Line Lender may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrowers and the Swing Line Lender may be removed as the Swing Line Lender (but not as a Lender) by the Requisite Lenders for cause by an instrument or concurrent instruments in writing delivered to the Borrowers and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Company shall have the right, upon five Business Days' notice to the Administrative Agent, to select a Lender to be a successor Swing Line Lender. If the Person selected as a successor Swing Line Lender by the Company accepts appointment as the Swing Line Lender, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Swing Line Lender and the retiring or removed Swing Line Lender shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Swing Line Lender's resignation or removal hereunder as the Swing Line Lender, the provisions of subsection 2.1A(ii) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Swing Line Lender under this Agreement.

         C. SUCCESSOR CANADIAN LENDER. The Canadian Lender may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrowers and the Canadian Lender may be removed as the Canadian Lender (but not as a Lender) by the Requisite Lenders for cause by an instrument or concurrent instruments in writing delivered to the Borrowers and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Company shall have the right, upon five Business Days' notice to the Administrative Agent, to select a successor Canadian Lender. If the Person selected as a successor Canadian Lender by the Company accepts appointment as the Canadian Lender, that successor Canadian Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Canadian Lender and the retiring or removed Canadian Lender shall be discharged from its duties and obligations under this Agreement.
After any retiring or removed Canadian Lender's resignation or removal hereunder as the Canadian Lender, the provisions of subsection 2.1A(iii) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Canadian Lender under this Agreement.

9.6      GUARANTIES.

         Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to enter into, and to be the agent for and representative of Lenders under, each Guaranty, and each Lender agrees to be bound by the terms of each Guaranty; provided that the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Guaranty without the prior consent of the Requisite Lenders; provided further, however, that, without further written consent or authorization from Lenders, the Administrative Agent may execute any documents or instruments necessary to release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of the Borrowers) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Guaranties may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms thereof.


                                  SECTION 10.
                                 MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the

Loans of the Lender effecting such sale, assignment, transfer or participation; provided, further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of the Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5; and provided, further that, anything contained herein to the contrary notwithstanding, the Canadian Loan Commitment and the Canadian Loans of the Canadian Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Canadian Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between the Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.      ASSIGNMENTS.

                 (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to the Borrowers and the prior written consent of the Administrative Agent (which consent of the Administrative Agent shall not be unreasonably withheld or delayed) or (b) be assigned in full or in an aggregate amount of not less than $5,000,000 to any other Eligible Assignee with the consent of the Administrative Agent and (except during the continuance of an Event of Default) the Borrowers (which consent of the Borrowers and the Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto;
         provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes to the Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, with appropriate insertions, to reflect the new Commitments of the assignee and the assigning Lender. Each Borrower hereby agrees to execute and deliver to the Administrative Agent (for delivery to the applicable Lenders) such replacement Notes within 3 Business Days of the Administrative Agent's request there-for, provided that the Administrative Agent shall deliver to the applicable Borrower a certificate or other evidence reasonably satisfactory to such Borrower that the original notes have been delivered to the Administrative Agent and will be cancelled upon delivery of the replacement Notes.

                 (ii) Acceptance by the Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii)(a), the Administrative Agent shall, if the Administrative Agent and the Borrowers have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to the Borrowers. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by the Borrowers hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of the Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between the Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning the Borrowers and their respective Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

         F. REPRESENTATIONS OF THE LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and
(iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (i) all the actual and reasonable costs and reasonable expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for the Borrowers (including any opinions requested by the Lenders as to any legal matters arising hereunder) and of the Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to the Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrowers; (iv) all other actual and reasonable costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Administrative Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Administrative Agent and the Lenders, and the officers, directors, employees, agents and affiliates of the Administrative Agent and the Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any collection from, or enforcement of, the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to the Borrowers with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Borrower or any of its respective Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Borrowers against and on account of the obligations and liabilities of the Borrowers to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5     RATABLE SHARING.

         The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other the Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrowers expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit; changes in any manner the definition of "Pro Rata Share" or the definition of "the Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all the Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled reduction of the Commitments; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of the Lenders relating to the purchase of participations in Letters of Credit; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all the Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent and the Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection

2.1A(ii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Canadian Loan Commitment or the Canadian Loans shall be effective without the written concurrence of the Canadian Lender, and
(v) no amendment, modification, termination or waiver of any provision of
Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrowers, on the Borrowers.

10.7     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to the Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Borrowers and the Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Administrative Agent.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of the Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

         Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrowers makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent for the benefit of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF THE LENDERS' RIGHTS.

         The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders (it being understood that the Lenders' rights of assignment are subject to subsection 10.1). Neither the Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrowers without the prior written consent of all the Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                 (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                 (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWERS AT THEIR ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                 (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWERS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                 (V) AGREES THAT THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; AND

                 (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

10.18    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH

OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Borrowers in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrowers that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by any Borrower or any of its respective Subsidiaries.

10.20    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                  WOLVERINE TUBE, INC.


                                  By:      /s/ James E. Deason
                                           ----------------------------------
                                           Name:
                                           Title:


                                  Notice Address:

                                  Wolverine Tube, Inc.
                                  1525 Perimeter Parkway, Suite 210
                                  Huntsville, Alabama  35808
                                  Attention:  James E. Deason



                                  WOLVERINE TUBE (CANADA) INC.


                                  By:      /s/ James E. Deason
                                           ----------------------------------
                                           Name:
                                           Title:


                                  Notice Address:

                                  Wolverine Tube, Inc.
                                  1525 Perimeter Parkway, Suite 210
                                  Huntsville, Alabama  35808
                                  Attention:  James E. Deason

                             CREDIT SUISSE FIRST BOSTON,
                             as the Administrative Agent


                             By:      /s/ R. N. Finney
                                      ---------------------------------
                                      Name:  R. N. Finney
                                      Title: Managing Director


                             By:      /s/ Christian Bourqui
                                      ---------------------------------
                                      Name:  Christian Bourqui
                                      Title: Associate


                             Notice Address:

                             Credit Suisse First Boston
                             11 Madison Avenue
                             New York, NY  10010-3629
                             Attention: Steve Pickhardt



                             CREDIT SUISSE FIRST BOSTON,
                             as a Lender


                             By:      /s/ R. N. Finney
                                      ---------------------------------
                                      Name:  R. N. Finney
                                      Title: Managing Director


                             By:      /s/ Christian Bourqui
                                      ---------------------------------
                                      Name:  Christian Bourqui
                                      Title: Associate


                             Notice Address:

                             Credit Suisse First Boston
                             11 Madison Avenue
                             New York, NY  10010-3629
                             Attention: Steve Pickhardt

                             MELLON BANK, N.A., individually and as
                             Documentation Agent


                             By:      /s/ Dwayne R. Finney
                                      -----------------------------
                                      Name:  Dwayne R. Finney
                                      Title: Assistant Vice President


                             Notice Address:

                             Mellon Bank, N.A.
                             Three Mellon Bank Center
                             23rd Floor
                             Pittsburgh, PA  15259-0003
                             Attention: Loan Administration

                             Copy to:

                             Mellon Bank, N.A.
                             One Mellon Bank Center
                             Pittsburgh, PA 15258-0001




                             BANK OF AMERICA ILLINOIS
                             as a Lender


                             By:      /s/ Michael McKenney
                                      -----------------------------
                                      Name:  Michael McKenney
                                      Title: Vice President


                             Notice Address:

                             Bank of America Illinois
                             231 South LaSalle Street
                             Chicago, IL  60697
                             Attention: Michael J. McKenney

                             CREDIT LYONNAIS, ATLANTA AGENCY
                             as a Lender


                             By:      /s/ David M. Cawrse
                                      -----------------------------
                                      Name:  David M. Cawrse
                                      Title: First Vice President & Manager


                             Notice Address:

                             Credit Lyonnais, Atlanta Agency
                             One Peachtree Center
                             303 Peachtree Street NE
                             Suite 4400
                             Atlanta, GA  30308
                             Attention: Gerald Finney



                             NATIONSBANK, N.A. (SOUTH)
                             as a Lender


                             By:      /s/ Greg McCrery
                                      -----------------------------
                                      Name:  Greg McCrery
                                      Title: Vice President


                             Notice Address:

                             NationsBank, N.A. (South)
                             600 Peachtree Street NE
                             21st Floor
                             Atlanta, GA  30308
                             Attention: Nancy Goldman

                             THE BANK OF NOVA SCOTIA,
                             as a Lender


                             By:      /s/ W. J. Brown
                                      -------------------------------
                                      Name:  W. J. Brown
                                      Title: Vice President


                             Notice Address:

                             The Bank of Nova Scotia
                             Suite 2700
                             600 Peachtree Street NE
                             Atlanta, GA  30308
                             Attention: Pat Brown



                             CORESTATES BANK, NA
                             as a Lender


                             By:      /s/ Karen Leaf
                                      -------------------------------
                                      Karen Leaf
                                      Vice President


                             Notice Address:

                             Corestates Bank, NA
                             FC1-8-3-12
                             P.O. Box 7618
                             Philadelphia, PA  19101
                             Attention: Karen Leaf

                             SUNTRUST BANK, NASHVILLE, N.A.
                             as a Lender


                             By:      /s/ W. W. Woodring
                                      --------------------------------
                                      Name:  W. W. Woodring
                                      Title: Senior Vice President


                             Notice Address:

                             Suntrust Bank, Nashville, N.A.
                             P.O.Box 305110
                             Nashville, TN  37230-5110
                             Attention: Tom Powell